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                                         EXHIBIT 11

              Statement Re: Computation of Net Income per Share of Common Stock

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
                                                                               Year ended June 30,
                                                           -------------------------------------------------------------
                                                                1996                     1995                 1994
                                                           -------------------------------------------------------------
 Net income (loss) before cumulative effect
   of accounting change                                         $3,600,341          $(1,218,549)          $ 2,364,170
 Cumulative effect of change in accounting
   for income taxes                                                      -                    -             1,695,000
                                                                ----------          -----------           -----------
 Net income (loss)                                              $3,600,341          $(1,218,549)          $ 4,059,170
                                                                ----------          -----------           -----------
                                                                ----------          -----------           -----------
 Primary:
   Weighted average number of shares
     outstanding during the period                               2,167,801            2,110,846             2,098,236
   Dilutive impact of unexercised
     common stock options                                           12,468               63,979                71,102
                                                                ----------          -----------           -----------
   Weighted average number of shares
     outstanding for the period                                  2,180,269            2,174,825             2,169,338
                                                                ----------          -----------           -----------
                                                                ----------          -----------           -----------

   Primary net income (loss) per share:
     Impact (loss) before cumulative effect
       of accounting change                                     $     1.65          $     (0.56)          $      1.09
     Cumulative effect of change in
       accounting for income taxes                                       -                    -                  0.78
                                                                ----------          -----------           -----------
   Net income (loss)                                            $     1.65          $     (0.56)          $      1.87
                                                                ----------          -----------           -----------
                                                                ----------          -----------           -----------
   Fully diluted:
     Weighted average number of shares
       outstanding during the period                             2,167,801            2,110,846           $ 2,098,236
     Dilutive impact of unexercised
       common stock options                                         12,532               63,979                73,663
                                                                ----------          -----------           -----------
     Weighted average number of shares
       outstanding for the period                                2,180,333            2,174,825             2,171,899
                                                                ----------          -----------           -----------
                                                                ----------          -----------           -----------
   Primary net income (loss) per share:
     Income (loss) before cumulative effect
       of accounting change                                     $     1.65          $     (0.56)          $      1.09
     Cumulative effect of change in
       accounting for income taxes                                       -                    -                  0.78
                                                                ----------          -----------           -----------
   Net income (loss)                                            $     1.65          $     (0.56)          $      1.87
                                                                ----------          -----------           -----------
                                                                ----------          -----------           -----------
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